UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 1, 2006
COOPER TIRE & RUBBER COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	1-04329	34-4297750

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

701 Lima Avenue, Findlay, Ohio	45840

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (419) 423-1321
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          On May 1, 2006, the Board of Directors (the “Board”) of Cooper Tire & Rubber Company, a Delaware corporation (the “Company”), adopted, effective as of May 1, 2006, amended and restated Bylaws for the Company (the “Revised Bylaws”).
          Apart from non-substantive language and conforming changes and other technical and cross-reference edits, the Bylaws of the Company (which were last amended effective as of May 5, 1987) were amended and restated by the Company to make certain other changes, including to:
(i)	reference or more exactly mirror the language used in the Company’s Certificate of Incorporation and/or the Delaware General Corporation Law regarding (a) the Company’s registered office and registered agent in Delaware; (b) actions by stockholders; (c) use of proxies; (d) special stockholder meetings; (e) duties of inspectors of election; (f) Board management of the Company; (g) Board meeting locations; (h) Board vacancies and removal; (i) Board committees and their operations; (j) meeting notices; (k) limitations on director liability; (l) stock certificates; (m) dividend reserves; (n) corporate seal; and (o) Board reliance on Company records and information.

(ii)	clarify that the terms of any preferred stock that might be issued by the Company might be different than those of the Company’s common stock;

(iii)	clarify the requisite contents of adjournment announcements and adjournment notices, and change the notice exemption period for adjourned stockholder meetings from two to 30 days;

(iv)	clarify that the Company’s majority voting standard does not apply to the election of directors or different voting standards mandated by the Revised Bylaws or the New York Stock Exchange;

(v)	clarify the methods by which stockholders may revoke proxies;

(vi)	clarify that Board compensation may be paid in forms other than just cash, and that the Board or one of its committees shall fix both salary and other components of officer compensation;

(vii)	clarify the method by which Board members may resign and by which the Board may adopt conduct rules and regulations;

(viii)	establish order of business and advance notice provisions for stockholder meetings and advance notice provisions for elections of directors;

(ix)	establish rights and obligations of the Company and the process to be utilized regarding indemnification or advancement of expenses;

(x)	revise the list of those people to whom the Company must provide indemnification and provisions regarding the right to indemnification and advancement of expenses;

(xi)	revise procedures regarding the first meeting of each newly elected Board, including allowing the newly elected Board to determine the time of its first meeting if not held immediately after the annual meeting of stockholders;

(xii)	provide the most senior officers of the Company with, in some instances, the authority to designate the location of stockholders meetings;

(xiii)	permit the use of remote communications for stockholder meetings, adjourned stockholder meetings, and Board meetings, and for notices to be delivered by overnight courier;

(xiv)	permit the Board to designate the date of the annual meeting of stockholders, rather than requiring such meeting to take place on the first Tuesday in May each year;

(xv)	permit the Board to postpone and reschedule annual and special meetings of stockholders;

(xvi)	permit the use of electronic transmissions regarding written stockholder ballots, stockholder lists, unanimous written consents of directors, and notices;

(xvii)	permit the Board to authorize the Chairman of the Board to appoint officers other than Chairman of the Board, Chief Executive Officer, President, Secretary, and Treasurer;

(xviii)	reduce the notice period from two days to one day regarding special Board meetings;

(xix)	eliminate the prohibition on voting shares of stock transferred within 20 days prior to the election of directors; and

(xx)	eliminate the position of Director Emeritus.
          The foregoing is a brief description of the material amendments reflected in the Company’s Revised Bylaws and is qualified in its entirety by reference to the full text of such Revised Bylaws. This description should be read in conjunction with the Company’s Revised Bylaws, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Number	Exhibit

3.1	Bylaws of Cooper Tire & Rubber Company (As Amended as of May 1, 2006)

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY

By:		/s/ James E. Kline

	Name:	James E. Kline
	Title:	Vice President, General Counsel and Secretary
Date: May 1, 2006

INDEX TO EXHIBITS

Number	Description

3.1	Bylaws of Cooper Tire & Rubber Company (As Amended as of May 1, 2006)

5